EXHIBIT 99.1

Contact:	Scott Meyerhoff Goldleaf Financial Solutions, Inc. 678-728-4464
Goldleaf Reports Second Quarter and First Six Months 2007 Results
Brentwood, Tenn.—(BUSINESS WIRE)—August 13, 2007—Goldleaf Financial Solutions, Inc. (NASDAQ: GFSI), a provider of integrated technology-based solutions designed to improve the performance of financial institutions, today reported financial results for the three and six months ended June 30, 2007.
Revenues for the quarter ended June 30, 2007 totaled $14.7 million, representing a 4.6% increase over the second quarter of 2006. Operating income totaled $305,000 for the second quarter of 2007 compared to $420,000 for the second quarter of 2006. Net income available to common stockholders totaled $101,000, or $0.01 per share, in the second quarter of 2007, versus a net loss available to common stockholders of $868,000, or $(0.27) per share, in the second quarter of 2006.
Revenue for the first six months of 2007 totaled $27.8 million, compared to $27.1 million for the same period of 2006. Operating loss totaled $225,000 for the first six months of 2007 compared to operating income of $783,000 for the first six months of 2006. Net loss available to common stockholders totaled $276,000, or $(0.02) per share, for the first six months of 2007, versus a net loss available to common stockholders of $483,000, or $(0.51) per share, for the first six months of 2006.
Revenues and operating results for the second quarter and first six months of 2007 exclude approximately $394,000 and $533,000, respectively, of deferred revenues of CBS and Datatrade which could not be carried forward on the post acquisition financial statements.
Revenues for the first six months of 2006 include a customer deconversion fee of $880,000, but did not include the revenues from the Goldleaf Technologies division for the month of January 2006 of approximately $1.0 million as the transaction was closed on January 31, 2006. Operating loss for the first six months of 2007 includes a $627,000 charge for severance costs related to the company’s Goldleaf Technologies division and other job eliminations, including $69,000 in the second quarter. Operating income in the first six months of 2006 included an $118,000 write-off of debt issuance costs.
EBITDA is a non-GAAP financial measurement calculated as earnings before interest, taxes, depreciation and amortization. EBITDA totaled $1.6 million and $2.0 million, for the second quarter and first six months of 2007, respectively, as compared to $1.6 million and $2.9 million in the second quarter and first six months of 2006, respectively. Excluding the severance charges of $69,000 and $627,000 incurred in the second quarter and first six months ended June 30, 2007, respectively, EBITDA would have totaled approximately $1.6 million and $2.7 million, respectively, for the three and six months ended June 30, 2007, as compared to adjusted EBITDA of $1.6 million and $3.1 million, respectively, for the three and six months ended June 30, 2006 which excludes the $6,000 and $118,000, respectively, write off of debt issuance costs. See page 6 for a reconciliation of GAAP and non-GAAP results.
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GFSI Reports Second Quarter Results

August 13, 2007
Goldleaf’s accomplishments in the first half of 2007 included presenting at three key investor conferences, two acquisitions that broadened its product offering, and the opening of a new item processing center in Georgia.
First Half Highlights and Subsequent Activities
•	Participated in three May investor conferences: JMP Securities Research Conference, FBR Growth Conference and DA Davidson & Co. Financial Services Conference;

•	Acquired DataTrade, a provider of software solutions and conversion services for community financial institutions and corporations;

•	Acquired Community Bank Systems, a provider of check imaging and Check 21 solutions to community financial institutions; and

•	Opened a new payment processing center in Norcross, Georgia.
Goldleaf CEO, Lynn Boggs, said, “Goldleaf operates with the philosophy that success is predicated on providing superior technology coupled with the formation of long-term relationships within the community bank marketplace. Our growth and continued focus enables the company to deepen our customer relations through our offerings. For the second half of 2007 we will focus on continued opportunities to leverage our new acquisitions and provide the highest level of value to our shareholders.”
2007 Business Outlook
The following is forward-looking and the actual results may differ materially. The Company’s outlook includes the effect of all acquisitions completed to date. Further, this outlook does not give effect to any additional potential mergers or acquisitions that may be consummated.
The Company anticipates achieving pro-forma revenues for the full year 2007 in a range between $61.0 and $63.0 million and pro-forma EBITDAS for the full year 2007 in a range of $9.0 million to $11.0 million.
Goldleaf will be hosting a conference call to discuss its 2007 second-quarter results this afternoon at 5:00 p.m. Eastern time. The live broadcast of Goldleaf’s second-quarter conference call will be available online at www.goldleaf.com under the Investor Relations tab and at www.earnings.com. An online replay will be available for 30 days using the same links.
About Goldleaf Financial Solutions, Inc.
Goldleaf Financial Solutions, Inc. (GFSI) offers a fully featured strategic product suite that provides core data processing, item processing, check and document imaging, ACH origination and processing, remote check capture and deposit processing, accounts receivable financing solutions, teller automation, turn-key leasing solutions, digital report management solutions, conversion services, Web site design and hosting, and retail inventory management services. The company’s full suite of products and services enables financial institutions and their small- to medium-sized business customers to better compete more effectively in today’s aggressive financial services marketplace, grow their trusted financial relationships and provide increased profitability through the efficient use of technology and an expanded community presence. For more information about Goldleaf or its line of products for community financial institutions, please visit the company at www.goldleaf.com.
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GFSI Reports Second Quarter Results

August 13, 2007
Certain statements made in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to materially differ from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks and uncertainties, including, without limitation, risks and uncertainties associated with the Company’s ability to identify, complete or integrate acquisitions, achieve anticipated financial performance, or achieve its growth plans. These risks and uncertainties are in addition to other factors detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including the section entitled “Risk Factors” in its annual report on Form 10-K for the year ended December 31, 2006 and subsequent filings. The Company cautions investors that any forward-looking statements made by the Company are not necessarily indicative of future performance. The Company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.

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GFSI Reports Second Quarter Results

August 13, 2007
GOLDLEAF FINANCIAL SOLUTIONS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED FINANCIAL HIGHLIGHTS

	Three Months Ended		Six Months Ended
	June 30		June 30
(in thousands, except per share data)	2007	2006	2007	2006
REVENUES:
Financial institution services	$11,497	$11,308	$21,680	$21,520
Retail inventory management services	2,073	2,028	4,118	4,123
Other products and services	1,175	762	1,994	1,486

Total revenues	14,745	14,098	27,792	27,129

COST OF REVENUES:
Financial institution services	2,232	1,794	4,091	3,346
Retail inventory management services	206	236	415	483
Other products and services	815	544	1,470	1,000

Gross profit	11,492	11,524	21,816	22,300

OPERATING EXPENSES:
General and administrative	5,173	5,179	10,574	9,961
Selling and marketing	4,821	4,914	9,314	9,842
Research and development	511	360	966	491
Amortization	673	636	1,173	1,099
Other operating expense, net	9	15	14	124

Total operating expenses	11,187	11,104	22,041	21,517

OPERATING INCOME (LOSS)	305	420	(225)	783
INTEREST EXPENSE, NET	(231)	(917)	(314)	(1,572)

INCOME (LOSS) BEFORE INCOME TAXES	74	(497)	(539)	(789)
Income tax benefit	(27)	(194)	(263)	(306)

NET INCOME (LOSS)	101	(303)	(276)	(483)
Preferred stock dividends	—	565	—	1,118

NET INCOME (LOSS) AVAILABLE TO COMMON STOCKHOLDERS	$101	$(868)	$(276)	$(1,601)

INCOME (LOSS) PER SHARE:
Basic	$0.01	$(0.27)	$(0.02)	$(0.51)

Diluted	$0.01	$(0.27)	$(0.02)	$(0.51)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	17,277	3,162	17,273	3,154

Diluted	17,312	3,162	17,273	3,154

	As of
	June 30,	Dec. 31,
(in thousands)	2007	2006
Balance Sheet Highlights:
Cash and cash equivalents	$2,730	$6,760
Working capital	2,782	5,707
Total assets	83,462	75,304
Long-term debt	11,000	2,500
Capital lease obligations, net of current portion	750	957
Stockholders’ equity	49,009	49,254
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GFSI Reports Second Quarter Results

August 13, 2007
GOLDLEAF FINANCIAL SOLUTIONS, INC.
RECONCILIATION OF REPORTED NET INCOMES (LOSS) TO EBITDA
EBITDA is a non-GAAP financial measure. GAAP means generally accepted accounting principles in the United States. EBITDA is defined as GAAP net income (loss) plus interest expense, income taxes, depreciation, and amortization less interest earned. We have provided EBITDA because we believe it is a commonly used measure of financial performance in comparable companies and because we believe it will help investors and analysts evaluate companies on a consistent basis, as well as enhance an understanding of our operating results. Our management uses EBITDA:
•	as a measurement of operating performance because it assists us in comparing our operating performance on a consistent basis;

•	for planning purposes, including the preparation of our internal annual operating budget and the calculation of our ability to borrow under our credit facility (with further adjustments as required under the terms of our credit facility);

•	to allocate resources to enhance the financial performance of our business;

•	to evaluate the effectiveness of our operational strategies; and

•	to evaluate our capacity to fund capital expenditures and expand our business.
Other companies may calculate EBITDA differently than we do. In addition, EBITDA:
•	does not represent net income or cash flows from operating activities as defined by GAAP;

•	is not necessarily indicative of cash available to fund our cash flow needs; and

•	should not be considered as an alternative to net income, income from operations, cash provided by operating activities or our other financial information as determined under GAAP.
The Company prepares its financial statements in accordance with U.S. generally accepted accounting principles (GAAP). The Company also provides information related to non-GAAP financial measurements such as EBITDA and adjusted EBITDA, and from time to time, other non-GAAP financial measurements that adjust for certain items outside of the ordinary course of its business. To enable interested parties to reconcile non-GAAP measures to the Company’s GAAP financial statements, the Company clearly defines EBITDA and adjusted EBITDA and quantifies all other adjustments to GAAP measurements (see Schedule B). The Company provides EBITDA information, a widely used non-GAAP financial measurement, as a performance measure to assist in analyzing the Company’s operations and in comparing the Company to its competitors. The Company provides other non-GAAP financial measurements that adjust for certain items outside of the ordinary course of business in order to assist in comparing the Company’s current operating performance to its historical performance. These adjustments typically reflect non-recurring items but sometimes reflect items, such as dispositions of assets and restructuring charges that are not technically non-recurring but are outside of the ordinary course of operations. Investors should note that such measures may not be comparable to similarly titled measures used by other companies, and investors are encouraged to use this information only in connection with the information contained in the Company’s GAAP financial statements.
Reconciliations of net income (loss) to EBITDA and Adjusted EBITDA are as follows:
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GFSI Reports Second Quarter Results

August 13, 2007

	Three Months Ended		Six Months Ended
	June 30		June 30
(in thousands)	2007	2006	2007	2006
Net income (loss)	$101	$(303)	$(276))	$(483)
Add back (deduct):
Interest expense, net	231	917	314	1,572
Benefit for income taxes	(27)	(194)	(263)	(306)
Depreciation and amortization	1,253	1,176	2,264	2,151

EBITDA	1,558	1,596	2,039	2,934
Add backs:
Severance charges	69	33	627	83
Debt issuance costs written off	—	6	—	118

Adjusted EBITDA	$1,627	$1,635	$2,666)	$3,135
NOTE: In calculating EBITDA, we do not add non-cash stock compensation expense to net loss. We recorded approximately $8,000 and $15,000, respectively in non-cash stock-based compensation expense for the three and six month periods ended June 30, 2007. We recorded $180,000 and $340,000, respectively in non-cash stock-based compensation expense for the comparable periods of 2006.
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